UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TIVO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following charts provide supplemental information related to Proposal 3 contained in TiVo Inc.’s Amendment No. 1 to the Proxy Statement filed with the U.S. Securities Exchange Commission on July 15, 2009.

Shares
As of July 1, 2009*
Total Awards (including Stock Options, Stock Appreciation Rights, and Full Value Awards) Outstanding under all Equity Plans	20,329,186
Shares available for grant under 2008 Equity Incentive Plan	792,606
Shares available for purchase under Employee Stock Purchase Plan (ESPP)	3,711,374
Proposed Shares to be reserved for 2008 Equity Incentive Plan (Proposal 3)	4,000,000

Total of all Awards Outstanding Plus Shares available for issuance under 2008 Equity Plan, available for purchase under ESPP, and proposed shares to be reserved for 2008 Equity Incentive Plan (Proposal 3) (“Total of All Awards”)	28,833,166

Total Shares Outstanding	108,328,336

Total of All Awards as a percentage of Total Shares Outstanding	21.02%

*	All numbers previously disclosed in Amended Proxy, with the exception of ESPP shares

	Shares	As a % of Total Shares Outstanding*
As of July 1, 2009
Total Awards (including Stock Options, Stock Appreciation Rights, and Full Value Awards) outstanding under all Equity Plans	20,329,186	19%

Outstanding In the Money Exercisable Options and Stock Appreciation Rights	9,736,787	9%

All Outstanding Awards less In the Money Exercisable Options and Stock Appreciation Rights	10,592,399	10%

Assuming Approval of New Equity Plan
All Awards Less In The Money Exercisable Options and Stock Appreciation Rights	10,592,399	10%
Proposed Shares to be reserved for 2008 Equity Incentive Plan (Proposal 3) plus current Shares available for grant under 2008 Equity Incentive Plan	4,792,606	4%

Total	15,385,005	14%

*	Total Shares outstanding as of July 1, 2009 is 108,328,336

Important Information: In connection with the solicitation of proxies, TiVo Inc. filed with the Securities and Exchange Commission (the “SEC”) and first mailed to stockholders on or about July 20, 2009 a definitive proxy statement dated July 15, 2009 (the “Proxy Statement”). The Proxy Statement contains important information about TiVo and its 2009 annual stockholders meeting. TiVo’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by TiVo through the website maintained by the SEC at www.sec.gov and at the website www.tivo.com/2009proxy. The Proxy Statement and other relevant documents may also be obtained free of charge from TiVo by contacting Investor Relations in writing at TiVo Inc. at 2160 Gold Street, Alviso, CA 95002; or by phone at 408-519-9677. The Proxy Statement is also available on TiVo’s website at www.tivo.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.